                SUBSIDIARIES OF REGISTRANT AFTER CONSUMMATION OF
             NEWNAN SAVINGS REORGANIZATION AND SOUTHSIDE ACQUISITION









                             Newnan Holdings, Inc.
       (will change corporate title to "Southside Financial Group, Inc.")
       ------------------------------------------------------------------
                    |                                            |
                    |                                            |
          Newnan Savings Bank, FSB                     Citizens Bank & Trust
- ------------------------------------------------         of Fayette County
      |                                |
      |                                |
Newnan Financial              Citizens Mortgage
Services, Inc.                Group, Inc.
      |
      |
Jefferson Ventures, Inc.